Exhibit (17)(a)





                                         VOTE THIS PROXY CARD TODAY

                                    EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                                           VOTE BY TOUCH-TONE
                                     PHONE, BY MAIL, OR VIA THE INTERNET!

              CALL: To vote by phone, call toll-free 1-800-690-6903 and follow the recorded instructions.

              LOG-ON: Vote on the internet at WWW.PROXYWEB.COM and follow the on-line directions.

              MAIL:     Return the signed proxy card in the enclosed envelope.

                                                                    ARMADA FUNDS
                                                  PROXY FOR A SPECIAL MEETING OF
ARMADA LARGE CAP ULTRA FUND                        SHAREHOLDERS ON APRIL 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF ARMADA FUNDS (THE "TRUST") and relates to the proposal with respect to the Armada Large Cap Ultra Fund (the "Fund"), for use at a Special Meeting of Shareholders to be held on April 8, 2004 at 2:00 p.m. (Eastern Time) in the offices of the Trust's Co-Administrator, PFPC Inc., 760 Moore Road, King of Prussia, Pennsylvania 19406 and at any adjournment thereof.

The undersigned hereby appoints David C. Lebisky and Christine Mason and each of them, attorneys and proxies of the undersigned each with the power of substitution and resubstitution, to attend, vote and act for the undersigned at the above-referenced Special Meeting of Shareholders, and at any adjournment or adjournments thereof, casting votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such Special Meeting, and hereby ratifying and confirming all that said attorneys and proxies, or each of them, may lawfully do by virtue hereof. THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE COMBINED PROXY STATEMENT/PROSPECTUS DATED MARCH 8, 2004.


                                            YOUR VOTE IS IMPORTANT.

                               IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                                 Date:___________________, 2004

                               ------------------------------------------------



                               ------------------------------------------------

                               Signature (Joint Owners) (SIGN IN THE BOX)

                               Please sign exactly as name appears herein. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Please fill in one of the boxes as shown using black or blue ink or
number 2 pencil. [GRAPHIC OMITTED] PLEASE DO NOT USE FINE POINT PENS.        [X]


This proxy will be voted as specified below with respect to the action to be taken on the following proposal. In the absence of any specification, this proxy will be voted "FOR" the proposal. This proxy will be voted in the designated proxy holder's discretion as to other matters that come before the Special Meeting.

The Board of Trustees of the Trust unanimously recommends that you vote FOR the reorganization.


PROPOSAL
                                                     FOR     AGAINST     ABSTAIN


(1)   To approve a Plan of Reorganization            [ ]       [ ]         [ ]
      providing for the transfer of all of the assets and all liabilities of the Armada
      Large Cap Ultra Fund (the "Selling Fund") in exchange for shares of the Armada Large Cap
      Growth Fund. The shares so received will be distributed to shareholders of the Selling
      Fund and the Selling Fund will be terminated as soon as practicable thereafter.


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE.